Exhibit 1.1

Apple Inc.

4.15% Notes Due 2046

Subscription Agreement

Cupertino, California

June 7, 2016

Deutsche Bank AG, Taipei Branch

No. 296, Sec. 4, Ren-ai Road

Taipei, Taiwan, R.O.C.

KGI Securities Co. Ltd.

No. 700, Mingshui Rd.

Zhongshan Dist., Taipei

10462, Taiwan, R.O.C.

Ladies and Gentlemen:

Apple Inc., a California corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to Deutsche Bank AG, Taipei Branch (“Deutsche Bank”), as lead manager, and KGI Securities Co. Ltd. (each, a “Manager” and together, the “Managers”) $1,377,000,000 aggregate principal amount of the Company’s 4.15% Notes due 2046 (the “Securities”).

The Securities are intended to be listed on the Taipei Exchange (the “TPEx”) in the Republic of China (the “ROC” or “Taiwan”) and application will be made to the TPEx for listing of, and permission to deal in, the Securities by way of debt issues to professional institutional investors under Paragraph 2 of Article 4 of the Financial Consumer Protection Act of the ROC (“Professional Institutional Investors”), which currently include: overseas or domestic (i) banks, securities firms, futures firms and insurance companies (excluding insurance agencies, insurance brokers and insurance surveyors), the foregoing as further defined in more details in Paragraph 3 of Article 2 of the Organization Act of the Financial Supervisory Commission of the ROC (the “FSC”), (ii) fund management companies, government investment institutions, government funds, pension funds, mutual funds, unit trusts, and funds managed by financial service enterprises pursuant to the Securities Investment Trust and Consulting Act, the Future Trading Act or the Trust Enterprise Act or investment assets mandated and delivered by or transferred for trust by financial consumers, and (iii) other institutions recognized by the FSC. Purchasers of the Securities are not permitted to sell or otherwise dispose of the Securities except by transfer to the Professional Institutional Investors.

1. The Company represents and warrants to, and agrees with, each of the Managers that:

(a) An “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Act”) on Form S-3 (File No. 333- 210983) in respect of the Securities has been filed with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof; such registration statement, and any post-effective amendment thereto, became effective on filing; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Basic Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto but excluding Form T-1 and including any prospectus supplement relating to the Securities that is filed with the Commission and deemed by virtue of Rule 430B to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(c) hereof), is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus, or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Securities is hereinafter called an “Issuer Free Writing Prospectus”);

(b) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by a Manager expressly for use therein;

(c) For the purposes of this Agreement, the “Applicable Time” is 9:15 a.m. (New York City time) on June 7, 2016; the Pricing Prospectus as supplemented by the final term sheet prepared and filed pursuant to Section 5(a) hereof, taken together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule II(a) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by a Manager expressly for use therein;

(d) The documents incorporated by reference in the Pricing Prospectus and the Prospectus (including, without limitation, the interactive data in eXtensible Business Reporting Language included or incorporated by reference therein), when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto (including, without limitation, the interactive data in eXtensible Business Reporting Language included or incorporated by reference therein), when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by a Manager expressly for use therein; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule II(b) hereto;

(e) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any (i) statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by a Manager expressly for use therein or (ii) statements in or omissions from the part of the Registration Statement that constitutes the Statement of Eligibility and Qualification on Form T-1 of the Trustee under the Trust Indenture Act;

(f) The Company and its subsidiaries, taken as a whole, (i) have not sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any material loss or interference with their business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus; and, (ii) since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been any material adverse change in the capital stock or long term debt of the Company and its subsidiaries, taken as a whole, or any Material Adverse Effect, in each case otherwise than as set forth or contemplated in the Pricing Prospectus. For purposes of this Agreement, “Material Adverse Effect” means any material adverse change in or affecting the business of the Company and its subsidiaries, taken as a whole;

(g) The Company has been (i) duly incorporated and is validly existing as a corporation in good standing under the laws of the State of California, with corporate power and authority to own its properties and conduct its business as described in the Pricing Prospectus and, (ii) except to the extent that the failure to be so qualified or be in good standing in such jurisdictions would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification;

(h) All of the issued equity interests of each subsidiary of the Company that is a “significant subsidiary” as defined in Rule 405 of the Act (each such subsidiary, a “Subsidiary” and, collectively, the “Subsidiaries”) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except to the extent that such liens, encumbrances, equities or claims would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

(i) Each Subsidiary has been duly incorporated and is validly existing and in good standing under the laws of its jurisdiction of organization, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Prospectus, and has been duly qualified to transact business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except to the extent that the failure to have such power, be so qualified or be in good standing would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

(j) The Securities have been duly authorized and, when issued and delivered pursuant to this Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the indenture, dated as of April 29, 2013 (the “Base Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), which is substantially in the form filed as an exhibit to the Registration Statement, as supplemented by the Officer’s Certificate, to be dated as of June 22, 2016, in respect of the Securities (the “Officer’s Certificate” and, together with the Base Indenture, the “Indenture”), subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; the Base Indenture has been duly authorized, executed and delivered by the Company, has been duly qualified under the Trust Indenture Act and, assuming due authorization, execution and delivery by the Trustee, constitutes a valid and legally binding instrument, enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles, and the Officer’s Certificate has been duly authorized by the Company and at the Time of Delivery will be duly executed and delivered by the Company, and when the Officer’s Certificate is duly executed and delivered in accordance with its terms and the terms of the Base Indenture, the Indenture will constitute a valid and legally binding instrument enforceable against the Company in accordance with its terms subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; the Securities and the Indenture will conform to the descriptions thereof in the Pricing Disclosure Package and the Prospectus; and at the Time of Delivery, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act and the rules and regulations of the Commission applicable to an indenture that is qualified thereunder;

(k) The issue and sale of the Securities and the compliance by the Company with all of the provisions of the Securities, the Indenture and this Agreement and the consummation of the transactions herein and therein contemplated (i) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, (ii) nor will such action result in any violation of the provisions of the Restated Articles of Incorporation or Amended and Restated Bylaws of the Company, (iii) nor will such action result in any violation of any statute, order, rule or regulation of any court or governmental agency or body or any administrative agency, regulatory body or other authority (hereinafter referred to as a “Governmental Agency”) having jurisdiction over the Company or any of its properties; and (iv) no consent, approval, authorization, order, registration or qualification of or with any such court or Governmental Agency (hereinafter referred to as “Governmental Authorizations”) is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement or the Indenture, except such as have been obtained under the Act and the Trust Indenture Act and such Governmental Authorizations as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Managers, and except, with respect to (i), (iii) and (iv), as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

(l) There are no legal or governmental proceedings pending or, to the Company’s knowledge, threatened to which the Company or any of its Subsidiaries is a party or to which any of the properties of the Company or any of its Subsidiaries is subject that are required to be described in the Registration Statement or the Pricing Disclosure Package and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Pricing Disclosure Package or to be filed as exhibits to the Registration Statement that are not described or filed as required;

(m) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof, will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(n) (A) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Act; and (B) at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Securities, the Company was not an “ineligible issuer” as defined in Rule 405 under the Act;

(o) The financial statements and the related notes thereto included or incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Basic Prospectus comply or will comply in all material respects with the applicable requirements of the Act and the Exchange Act, as applicable, and present fairly the financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, and the supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein; and the other financial information included or incorporated by reference in the Registration Statement or Pricing Disclosure Package has been derived from the accounting records of the Company and its subsidiaries and presents fairly the information shown thereby; and

(p) This Agreement has been duly authorized, executed and delivered by the Company.

2. The price to the public of the securities was established on the date hereof, and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each of the Managers, and each of the Managers agrees, severally and not jointly, to purchase from the Company the respective principal amount of Securities set forth opposite the name of such Manager in Schedule I hereto at a purchase price of 99.9% of the principal amount of the Securities, plus, in each case, accrued interest, if any, from June 22, 2016 to the Time of Delivery (as defined below) hereunder. The Company has appointed Deutsche Bank as lead manager and the filing agent for the Company to assist the Company in making the required reporting to the Central Bank of the Republic of China (Taiwan) and the TPEx in connection with the issue and offering of the Securities and filing with the TPEx of the application to list the Securities on the TPEx. The Company has appointed Deutsche Bank as its liquidity provider for providing quotations in respect of the Securities in accordance with Article 24-1 of the Taipei Exchange Rules Governing Management of Foreign Currency Denominated International Bonds (the “TPEx Rules”) and the relevant regulations of the ROC.

3. It is understood that the Managers propose to offer the Securities for sale to Professional Institutional Investors as set forth in the Prospectus.

4. (a) The Securities to be purchased by each Manager hereunder will be represented by one or more definitive global Securities in book-entry form which will be registered in the name of a nominee of Clearstream Banking, société anonyme and Euroclear Bank SA/NV. Payment of the purchase price shall be made by the Managers in (same day) funds in U.S. dollars by wire transfer through a common depositary (“Common Depositary”) to the account specified by the Company against delivery of the Securities, with any transfer taxes payable in connection with the initial sale of the Securities duly paid by the Company except to the extent that such taxes were imposed due to the failure of a Manager, upon the request of the Company, to use its reasonable efforts to provide any form, certificate, document or other information that would have reduced or eliminated the withholding or deduction of such taxes. The Company will cause the certificates representing the Securities to be made available to Deutsche Bank for review at least twenty-four hours prior to the Time of Delivery (as defined below). The time and date of such delivery and payment shall be 3:00 a.m., New York City time, on June 22, 2016 or such other time and date as Deutsche Bank and the Company may agree upon in writing. Such time and date are herein called the “Time of Delivery”.

(b) The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross-receipt for the Securities and any additional documents requested by the Managers, will be delivered at the offices of Simpson Thacher & Bartlett LLP, 2475 Hanover Street, Palo Alto, CA 94304 (the “Closing Location”), and the Securities will be delivered at the office of the Common Depositary, all at the Time of Delivery. Final drafts of the documents to be delivered pursuant to the preceding sentence will be made available for review by the parties hereto on the Business Day next preceding the Time of Delivery. “Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions in The City of New York, London, United Kingdom or Taipei, Taiwan, are authorized or required by law, regulation or executive order to close.

5. The Company agrees with the several Managers:

(a) To prepare the Prospectus in a form in accordance with TPEx Rules and accepted by the Managers and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the date of this Agreement; to make no further amendment or any supplement to the Registration Statement, the Basic Prospectus or the Prospectus prior to the Time of Delivery which shall be reasonably disapproved by the Managers promptly after reasonable notice thereof; to advise the Managers, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish the Managers with copies thereof; to prepare a final term sheet, containing solely a description of the Securities, in a form approved by the Managers and to file such term sheet pursuant to Rule 433(d) under the Act within the time required by such Rule; to file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Securities; to advise the Managers, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Securities, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its reasonable best efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Securities by the Managers (references herein to the Registration Statement shall include any such amendment or new registration statement);

(b) If required by Rule 430B(h) under the Act, to prepare a form of prospectus in a form accepted by the Managers and to file such form of prospectus pursuant to Rule 424(b) under the Act not later than may be required by Rule 424(b) under the Act; and to make no further amendment or supplement to such form of prospectus which shall be reasonably disapproved by the Managers promptly after reasonable notice thereof;

(c) Promptly from time to time to take such action as the Managers may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as the Managers may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation, to file a general consent to service of process in any jurisdiction or to subject itself to taxation in any jurisdiction in which it is not so subject;

(d) On the Business Day next succeeding the date of this Agreement, to furnish the Managers with electronic copies of the Prospectus and, from time to time during any period when the Prospectus is required to be delivered in connection with the offering and sale of the Securities, to furnish the Managers with written copies of the Prospectus in New York City and Taipei City in such quantities as the Managers may reasonably request, if any, (excluding any documents incorporated by reference therein to the extent available through the Commission’s EDGAR system), and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time after the time of issue of the Prospectus in connection with the offering or sale of the Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act, the Exchange Act or the Trust Indenture Act, to notify the Managers and upon the Managers’ request to file such document and to prepare and furnish without charge to each Manager and to any dealer in securities as many written and electronic copies as the Managers may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance;

(e) To make generally available to its securityholders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(f) During the period beginning from the date hereof and continuing to and including the later of the Time of Delivery and such earlier time as the Managers may notify the Company, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to any securities of the Company that are substantially similar to the Securities, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing;

(g) To pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) under the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act;

(h) To use its commercially reasonable efforts to list, subject to notice of issuance if applicable, the Securities on the TPEx for trading on such exchange as promptly as practicable after the date hereof; and

(i) In connection with the application to the TPEx for the listing of, and permission to deal in, the Securities, the Company agrees that it will use its commercially reasonable efforts to furnish from time to time any and all documents, instruments, information and undertakings and publish all advertisements or other material that may be necessary in order to effect such listing and will maintain such listing until none of the Securities is outstanding or until such time as payment of principal, premium, if any, and interest in respect of the Securities has been duly provided for, whichever is earlier; provided, however, that if the Company can no longer reasonably maintain such listing, including, but not limited to, in circumstances where obtaining or the maintenance of such listing would require preparation of financial statements in accordance with accounting standards other than U.S. GAAP in a manner that, in the Company’s judgment, is burdensome, or such listing is otherwise, in the Company’s judgment, burdensome, it will consider obtaining and maintaining the quotation for, or listing of, the Securities by such other listing authority, stock exchange and/or quotation system as the Managers shall reasonably request. However, if such an alternative listing is not available to the Company or is, in the Company’s judgment, burdensome, an alternative listing for the Securities need not be considered by the Company. In addition, for so long as the Securities are admitted to listing, trading and/or quotation by a listing authority, stock exchange and/or quotation system, and such listing authority, stock exchange and/or quotation system requires the existence of a paying agent in a particular location, the Company will maintain a paying agent as required.

6.

(a) (i) The Company represents and agrees that, other than the final term sheet prepared and filed pursuant to Section 5(a) hereof, without the prior consent of the Managers, it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act;

(ii) each Manager represents and agrees that, without the prior consent of the Company, other than the term sheet relating to the Securities containing customary information and conveyed to purchasers of Securities, such Manager has not made and will not make any offer relating to the Securities that would constitute a free writing prospectus; and

(iii) any such free writing prospectus the use of which has been consented to by the Company and the Managers (other than the final term sheet prepared and filed pursuant to Section 5(a) hereof) is listed on Schedule II(a) hereto;

(b) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and

(c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to each Manager and, if requested by any Manager, will prepare and furnish without charge to each Manager an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by a Manager expressly for use therein.

7. The Company covenants and agrees with the several Managers that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Basic Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Managers and any dealers; (ii) any fees charged by securities rating services for rating the Securities (if applicable); (iii) the cost of preparing the Securities; (iv) the fees and expenses of the Trustee and any paying agent (the “Paying Agent”) and any agent of the Trustee or the Paying Agent and the fees and disbursements of counsel for the Trustee and the Paying Agent in connection with the Indenture and the Securities; (v) all expenses and application fees in connection with listing the Securities on the TPEx; and (vi) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 9 and 15 hereof, the Managers will pay all of their own costs and expenses, including the fees of their counsel, any stamp duty that may be imposed on this Agreement under the ROC Stamp Tax law, if being executed in the ROC, any transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make

8. The obligations of the Managers hereunder shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of the Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; the final term sheet contemplated by Section 5(a) hereof, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act shall have been received; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Managers’ reasonable satisfaction;

(b) Simpson Thacher & Bartlett LLP, counsel for the Managers, shall have furnished to the Managers such written opinion or opinions, dated the Time of Delivery, in form and substance satisfactory to the Managers, with respect to the issuance and sale of the Securities, the Indenture, the Registration Statement, the Pricing Disclosure Package, the Prospectus (together with any supplement thereto) and such other related matters as the Managers may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c) Shearman & Sterling LLP, counsel for the Company, shall have furnished to the Managers its written opinion and negative assurance letter, each dated the Time of Delivery, in form and substance satisfactory to the Managers, substantially in the forms attached hereto as Annex II(a) and Annex II(b), respectively.

(d) Lee and Li, Attorneys-at-Law, special Taiwanese counsel to the Company, shall have furnished to the Managers its written opinion dated the Time of Delivery, in form and substance satisfactory to the Managers, substantially in the form attached hereto as Annex III.

(e) On the date of the Prospectus at a time prior to the execution of this Agreement, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at the Time of Delivery, Ernst & Young LLP shall have furnished to the Managers a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to the Managers, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Pricing Disclosure Package and the Prospectus;

(f) (i) The Company and its subsidiaries, taken as a whole, shall not have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any loss or interference with their business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any material adverse change in the capital stock or long term debt of the Company and its subsidiaries, taken as a whole, or any Material Adverse Effect, in each case otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the Managers’ reasonable judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus;

(g) On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 3(a)(62) under the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities;

(h) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or on NASDAQ; (ii) a suspension or material limitation in trading in the Company’s securities on NASDAQ; (iii) a general moratorium on commercial banking activities declared by Federal, New York State or the ROC authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States, European Union or ROC; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States, ROC or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the Managers’ reasonable judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus;

(i) The Company shall have complied with the provisions of Section 5(d) hereof with respect to the furnishing of prospectuses;

(j) The Company shall have furnished or caused to be furnished to the Managers at the Time of Delivery certificates of officers of the Company satisfactory to the Managers as to the accuracy of the representations and warranties of the Company herein at and as of such time, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such time, as to the matters set forth in subsections (a) and (f) of this Section and as to such other matters as the Managers may reasonably request;

(k) The Securities will be eligible for clearance and settlement through the Euroclear and Clearstream;

(l) The Taiwan Securities Association (the “TSA”) shall have granted its consent to record registration of this Agreement; and

(m) The TPEx shall have agreed to list the Securities on or prior to the Closing Date (or the Managers have been reasonably satisfied that this approval shall be granted).

The documents required to be delivered by this Section 8 shall be delivered at the office of Simpson Thacher & Bartlett LLP, counsel for the Managers, at 2475 Hanover Street, Palo Alto, California 94043, on the Closing Date.

9. (a) The Company will indemnify and hold harmless each Manager against any losses, claims, damages or liabilities, joint or several, to which such Manager may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) an untrue statement or alleged untrue statement of a material fact contained in the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse each Manager for any legal or other expenses reasonably incurred by such Manager in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in (I) the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by any Manager expressly for use therein or (II) that portion of the Registration Statement that constitutes the Statement of Eligibility and Qualification on Form T-1 of the Trustee under the Trust Indenture Act.

(b) Each Manager, severally and not jointly, will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) an untrue statement or alleged untrue statement of a material fact contained in the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by such Manager expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Managers on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Managers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Managers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Managers, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Managers on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Managers agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Managers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), the maximum amount any Manager may be required to contribute shall be an amount equal to the total price at which the Securities underwritten by such Manager and distributed to the public were offered to the public less the amount of any damages which such Manager has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Managers’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e) The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Manager within the meaning of the Act and each broker-dealer affiliate of any Manager; and the obligations of the Managers under this Section 9 shall be in addition to any liability which the respective Managers may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

10. (a) If any Manager shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder, the Managers may in their discretion arrange for a non-defaulting Manager or Managers or another party or other parties to purchase such Securities on the terms contained herein. If within thirty-six hours after such default by any Manager the Managers do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the non-defaulting Managers to purchase such Securities on such terms. In the event that, within the respective prescribed periods, the Managers notify the Company that they have so arranged for the purchase of such Securities, or the Company notifies the Managers that it has so arranged for the purchase of such Securities, the Managers or the Company shall have the right to take any necessary actions in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus that in the Managers opinion may thereby be made necessary. The term “Manager” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Manager or Managers by the Managers and the Company as provided in subsection (a) above, the aggregate principal amount of such Securities which remains unpurchased does not exceed one tenth of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Manager to purchase the principal amount of Securities which such Manager agreed to purchase hereunder and, in addition, to require each non-defaulting Manager to purchase its pro rata share (based on the principal amount of Securities which such Manager agreed to purchase hereunder) of the Securities of such defaulting Manager or Managers for which such arrangements have not been made; but nothing herein shall relieve a defaulting Manager from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Manager or Managers by the Managers and the Company as provided in subsection (a) above, the aggregate principal amount of Securities which remains unpurchased exceeds one tenth of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Managers to purchase Securities of a defaulting Manager or Managers, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Manager or the Company, except for the expenses to be borne by the Company and the Managers as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Manager from liability for its default.

11. Certain Agreements of the Managers. Each Manager, severally and not jointly, hereby represents and warrants as of the Applicable Time that:

(a) All licenses, consents, approvals, authorizations, orders and clearances of all regulatory authorities required by such Managers, including without limitation the TSA, for or in connection with the subscription and/or distribution of the Securities and the compliance by such Manager with the terms of any of the foregoing have been obtained and are in full force and effect;

(b) It has complied with and will comply with all applicable ROC laws and regulations in the purchase or distribution of the Securities;

(c) It has not, and will not, offer, sell or re-sell, directly or indirectly, the Securities to investors other than Professional Institutional Investors and the Securities shall only be re-sold by it to Professional Institutional Investors; and

(d) The underwriting commissions described in Schedule I hereto payable to it may not be repaid or refunded by it by any means or in any form to the Company or its related parties or their designated persons.

12. Deutsche Bank hereby undertakes that it shall:

(a) Act as the filing agent for the Company and assist the Company in making the required reporting to the Central Bank of the Republic of China (Taiwan) and the TPEx in connection with the issue and offering of the Securities and making an application to the TPEx for the listing and trading of the Securities on the TPEx;

(b) Act as the liquidity provider for providing quotations for the Company in respect of the Securities in accordance with Article 24-1 of the TPEx Rules and the relevant regulations, and shall further confirm that all licenses, consents, approvals, authorizations, orders and clearances of all regulatory authorities required for it to provide such services shall have been obtained or will be obtained before the Closing Date (as the case may be) and be in full force and effect;

(c) Submit a photocopy of this Agreement being executed by all the parties hereto, together with other documents as required by the applicable laws and regulations to the TSA on or about the day as separately agreed by the Company and Deutsche Bank but in no event later than four Business Days before the Closing Date; and

(d) Complete an announcement in connection with the issue and offering of the Securities in form and substance as required by the applicable laws and regulations on the website of the TSA on or about the day as separately agreed by the Company and Deutsche Bank.

13. The Managers agree as between themselves that they will be bound by and will comply with the International Capital Markets Association Standard Form Agreement Among Managers version 1 (the “AAM”) as amended in the manner set out below and further agree that references in the AAM to the “Lead Manager” and “Settlement Lead Manager” shall mean Deutsche Bank and the “Managers” and ”Joint Bookrunners” shall mean the Managers. The Managers agree as between themselves to amend the AAM as follows:

(a) in clause 1, the phrase “as agent of the Issuer” shall be deemed to be deleted;

(b) references in the AAM to the “Commitments” shall mean for the purposes of clause 9, the fee allocation proportion entitled by each of the Managers under this Agreement, and for the other applicable clauses under the AAM, the amounts severally underwritten or paid by the Managers in the amounts set out in Schedule 1 to this Agreement;

(c) clauses 2, 3, 5, 6 and 7 shall be deemed to be deleted in their entirety; and

(d) clauses 4(2), 4(3) and the last two paragraphs of clause 4 shall be deemed to be deleted in their entirety.

References in the AAM to the “Commitments Notification” shall mean this Agreement. Within 60 days of the receipt of the relevant invoices from the Joint Lead Manager, the Settlement Lead Manager shall determine and pay the net commissions due to the other Joint Lead Manager. Where there are any inconsistencies between this Agreement and the AAM, the terms of this Agreement shall prevail.

14. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Managers, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Manager or any controlling person of any Manager, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities.

15. If this Agreement shall be terminated pursuant to Section 10 hereof, the Company shall not then be under any liability to any Manager except as provided in Sections 7 and 9 hereof; but, if for any other reason, the Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Managers for all out-of-pocket expenses approved in writing by the Managers, including fees and disbursements of counsel, reasonably incurred by the Managers in making preparations for the purchase, sale and delivery of the Securities, but the Company shall then be under no further liability to any Manager except as provided in Sections 7 and 9 hereof.

16. In all dealings hereunder, Deutsche Bank, as lead manager, shall act on behalf of all Managers, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement of Deutsche Bank on behalf of the Managers, provided that nothing in this sentence shall affect the rights of each Manager to receive statements, requests, notices and agreements as set forth in the next paragraph.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Managers shall be delivered or sent by electronic communication, mail or facsimile transmission to the Managers in care of Deutsche Bank AG, Taipei Branch, 10F, 296 Ren-Ai Rd., Sec. 4, Taipei, Taiwan, R.O.C., Attention: Bryan-MC Kuo, telephone: +886(2)2192 4136, facsimile: +886(2)2192 4180 or by emailing bryan-mc.kuo@db.com; and KGI Securities Co. Ltd., No. 700, Mingshui Rd., Zhongshan Dist., Taipei City, 10462, Taiwan, R.O.C., Attention: Fixed Income Department, telephone: +886-2-2181-8888, facsimile: +886-2-8501-1699 or by emailing fi.dcm@kgi.com; and if to the Company shall be delivered or sent by electronic communication, mail, or facsimile transmission to the address of the Company set forth in the Registration Statement: 1 Infinite Loop, Cupertino CA 95014, the United States of America, Attention: Secretary; provided, however, that any notice to a Manager pursuant to Section 9(c) hereof shall be delivered or sent by electronic communication, mail, or facsimile transmission to such Manager at its address set forth in its Managers’ Questionnaire, or electronic communication constituting such Questionnaire, which address will be supplied to the Company by the Managers upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Managers are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Managers to properly identify their respective clients.

17. This Agreement shall be binding upon, and inure solely to the benefit of, the Managers, the Company and, to the extent provided in Sections 9 and 14 hereof, the officers and directors of the Company and each person who controls the Company or any Manager, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Manager shall be deemed a successor or assign by reason merely of such purchase.

18. Time shall be of the essence of this Agreement.

19. The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Managers, on the other, (ii) in connection therewith and with the process leading to such transaction each Manager is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Manager has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Manager has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Managers, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

20. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Managers, or any of them, with respect to the subject matter hereof.

21. THIS AGREEMENT AND ANY MATTERS RELATED TO THIS TRANSACTION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAWS OF THE STATE OF NEW YORK.

22. The Company and each of the Managers hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

23. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan, or the courts of the State of New York in each case located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

24. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts (which may include counterparts delivered by any standard form of telecommunications), each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Managers.

Very truly yours,

Apple Inc.

By:	/s/ Gary Wipfler
	Name:	Gary Wipfler
	Title:	Vice President and Corporate Treasurer

[Signature Page to Subscription Agreement]

The foregoing Agreement is

hereby confirmed and accepted

as of the date hereof.

By:	DEUTSCHE BANK AG, TAIPEI BRANCH

By:	/s/ James Wu
	Name:	James Wu
	Title:	Managing Director

By:	/s/ Cynthia Chan
	Name:	Cynthia Chan
	Title:	Managing Director

[Signature Page to Subscription Agreement]

The foregoing Agreement is

hereby confirmed and accepted

as of the date hereof.

By:	KGI SECURITIES CO. LTD.

By:	/s/ Wei Chang Fang
	Name:	Wei Chang Fang
	Title:	Acting President

[Signature Page to Subscription Agreement]

SCHEDULE I

Manager	Principal Amount of 2046 Notes to be Purchased		Underwriting Commission
Deutsche Bank AG, Taipei Branch	US$	688,500,000	US$	688,500
KGI Securities Co. Ltd.		688,500,000		688,500

Total	US$	1,377,000,000	US$	1,377,000

SCHEDULE II

(a) Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package:

None

(b) Additional Documents Incorporated by Reference:

None

Annex II(a)

FORM OF OPINION OF SHEARMAN & STERLING LLP

1.

The Company is a corporation validly existing and in good standing under the laws of the State of California, with corporate power and authority under such law to conduct its business as described in the Prospectus and to enter into the Subscription Agreement and the Structuring Fee Agreement.

2.

The (i) issuance, sale, execution and delivery of the Notes have been duly authorized by all necessary corporate action on the part of the Company, and (ii) Notes have been duly executed, issued and delivered by the Company and, when authenticated by the Trustee in the manner provided for in the Indenture against payment therefor in accordance with the Subscription Agreement, will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms.

3.

The Indenture (i) has been duly qualified under the Trust Indenture Act, (ii) has been duly authorized by all necessary corporate action on the part of the Company, (iii) has been duly executed and delivered on behalf of the Company, and (iv) constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

4.

The Paying Agent Agreement (i) has been duly authorized by all necessary corporate action on the part of the Company, and (ii) has been duly executed and delivered by the Company, and is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

5.

The information in the Preliminary Prospectus and the Prospectus under the captions “Description of the Notes” and “Description of the Debt Securities,” to the extent that such information constitutes descriptions of the terms of the Notes or the Indenture, has been reviewed by us, conforms as to legal matters in all material respects and is otherwise accurate in all material respects.

6.

The information in the Preliminary Prospectus and the Prospectus under the caption “Material U.S. Federal Income Tax Considerations,” to the extent that such information constitutes matters of law or legal conclusions, has been reviewed by us and is correct in all material respects.

7.

The issuance and sale of the Notes to the Managers and the execution, delivery and performance by the Company of the Subscription Agreement, the Structuring Fee Agreement, the Indenture and the Notes (including the consummation of the transactions contemplated therein and compliance with the terms and provisions therein) do not (i) violate any provision of Generally Applicable Law, (ii) violate the Articles of Incorporation or Bylaws of the Company, (iii) violate any of the Company Orders, or (iv) breach or constitute a default under any of the Company Contracts (except that we express no opinion with respect to any matters that would require a mathematical calculation or a financial or accounting determination).

8.

No authorization, consent, order or approval of, or filing or registration with, or exemption by, any federal governmental agency or state governmental agency having jurisdiction over the Company or any of its properties or assets is required to be obtained or made by the Company under Generally Applicable Law in connection with the issuance and sale of the Notes to the Managers and the execution, delivery and performance by the Company of the Subscription Agreement, the Structuring Fee Agreement, the Indenture and the Notes; except as have been obtained and are in full force and effect under the Securities Act or the Trust Indenture Act and as may be required under the securities or blue sky laws of any jurisdiction in the United States in connection with the offer and sale of the Securities.

9.	The Subscription Agreement (i) has been duly authorized by all necessary corporate action on the part of the Company, and (ii) has been executed and delivered by the Company.

10.	The Structuring Fee Agreement (i) has been duly authorized by all necessary corporate action on the part of the Company, and (ii) has been executed and delivered by the Company.

11.

The Company is not, and immediately following the issuance and sale of the Notes and the as adjusted application of the proceeds thereof as described in the Prospectus will not be, required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

Annex II(b)

FORM OF NEGATIVE ASSURANCE LETTER OF SHEARMAN & STERLING LLP

We have acted as counsel to Apple Inc., a California corporation (the “Company”) in connection with the purchase by you, subject to the terms and conditions set forth in the Subscription Agreement dated June 7, 2016 (the “Subscription Agreement”), by and among the Company and Deutsche Bank AG, Taipei Branch, as lead manager and KGI Securities Co. Ltd., as manager, of $1,377,000,000 aggregate principal amount of the Company’s 4.15% Notes due 2046 (the “Notes”). The Notes are being issued pursuant to an indenture dated as of April 29, 2013 (the “Base Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”) as supplemented by the Officer’s Certificate dated the date hereof relating to the Notes (the Officer’s Certificate, together with the Base Indenture, the “Indenture”). This letter is furnished to you pursuant to Section 8(c) of the Subscription Agreement.

In such capacity, we have examined a copy of the registration statement on Form S-3ASR (Registration No. 333-210983) filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission (the “Commission”) on April 28, 2016 (such registration statement, including the required information deemed to be part thereof at the time of effectiveness pursuant to Rule 430B under the Securities Act and the documents incorporated by reference therein, hereinafter collectively referred to as the “Registration Statement”); the prospectus dated April 28, 2016, with respect to the offering from time to time of the debt securities described therein contained in the Registration Statement filed with the Commission (the prospectus, including the documents incorporated by reference therein, hereinafter collectively referred to as the “Base Prospectus”); the preliminary prospectus supplement dated June 7, 2016 (the “Preliminary Prospectus Supplement”) (the Base Prospectus, as amended and supplemented by the Preliminary Prospectus Supplement, in the form filed with the Commission pursuant to Rule 424(b) under the Securities Act, including the documents incorporated by reference therein, hereinafter collectively referred to as the “Preliminary Prospectus”); and the final prospectus supplement, dated June 7, 2016 (the “Final Prospectus Supplement”) (the Base Prospectus, as amended and supplemented by the Final Prospectus Supplement, in the form filed with the Commission pursuant to Rule 424(b) under the Securities Act, including the documents incorporated by reference therein, hereinafter collectively referred to as the “Final Prospectus”).

The Registration Statement (including the Base Prospectus) and the documents incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Final Prospectus were prepared and filed by the Company without our participation. As used herein, the term “General Disclosure Package” means the Preliminary Prospectus, as amended and supplemented by the free writing prospectus of the Company dated June 7, 2016, in the form filed with the Commission pursuant to Rule 433 under the Securities Act, and the term “Applicable Time” shall mean 9:15 a.m. (New York time) on June 7, 2016, being the time, identified to us by you, of the first sale of the Notes to the public.

We also reviewed and participated in discussions concerning the preparation of the General Disclosure Package and the Final Prospectus with certain officers or employees of the Company, with its auditors, and with your representatives and counsel. The limitations inherent in the independent verification of factual matters and in the role of outside counsel are such, however, that we cannot and do not assume any responsibility for the accuracy, completeness or fairness of any of the statements made in the Registration Statement, the General Disclosure Package or the Final Prospectus, except as set forth in paragraphs 5 and 6 of our opinion addressed to you, dated the date hereof.

Subject to the limitations set forth in the immediately preceding paragraph, we advise you that, on the basis of the information we gained in the course of performing the services referred to above, in our opinion, (a) each of the documents incorporated by reference in the Prospectus (other than the financial statements and other financial data contained therein or omitted therefrom, as to which we express no opinion), at the time it was filed with the Commission, appears on its face to have been appropriately responsive in all material respects to the requirements of the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations of the Commission thereunder, and (b) each of the Registration Statement and the Prospectus (other than the financial statements and other financial data contained therein or omitted therefrom and the Trustee’s Statement of Eligibility on Form T-1, as to which we express no opinion) appears on its face to be appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.

We further advise you that, subject to the limitations set forth in the second preceding paragraph, on the basis of the information we gained in the course of performing the services referred to above, no facts came to our attention which gave us reason to believe that (i) the Registration Statement (other than the financial statements and other financial data contained or incorporated by reference therein, or omitted therefrom, and the Trustee’s Statement of Eligibility on Form T-1, as to which we have not been requested to comment), as of the date of the Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the Prospectus (other than the financial statements and other financial data contained or incorporated by reference therein, or omitted therefrom, and the Trustee’s Statement of Eligibility on Form T-1, as to which we have not been requested to comment), as of its date and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (iii) the General Disclosure Package (other than the financial statements and other financial data contained or incorporated by reference therein, or omitted therefrom, and the Trustee’s Statement of Eligibility on Form T-1, as to which we have not been requested to comment), as of the Applicable Time (which you have informed us is a time prior to the time of the first sale of the Notes by any Underwriter), contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (iv) there are any legal or governmental proceedings pending or threatened against the Company that are required to be disclosed in the Registration Statement, the General Disclosure Package, or the Prospectus, other than those disclosed therein; or (v) there are any contracts or documents of a character required to be described in the Registration Statement, the General Disclosure Package, or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or referred to therein or so filed.

Annex III

FORM OF OPINION OF LEE & LI, ATTORNEYS-AT-LAW

1.

Under the ROC laws, no offer and sale of securities by foreign issuers in the ROC can be made unless it is exempted or is made with prior approval or post registration with the relevant governmental authorities pursuant to the relevant ROC laws and regulations. Pursuant to a ruling issued by the Financial Supervisory Commission (the “FSC”) dated 26 June 2014 (Ref. No.: Jin-Guan-Zheng-Fa-1030023000), the straight bonds denominated in foreign currency issued by foreign issuers in the ROC which will be offered, sold and issued to professional investors as defined under the Taipei Exchange Securities Market Rules Governing Management of Foreign Currency Denominated International Bonds (the “TPEx Rules”) are exempted from the requirement to obtain prior approval from the FSC. On such basis, no consents, approvals or authorizations of, or registration or filing with, any governmental authority or agency in the ROC are required by the laws of the ROC for the offer, sale and issue of the Notes by the Issuer in the ROC or the performance by the Issuer of its obligations under the Transaction Documents and the Notes, except for: (A) the reporting to the CBC (with a copy to the TPEx) and the listing application to and approval from the TPEx as required pursuant to the relevant ROC laws and regulations, which have been satisfied by the CBC Reporting Letter and the TPEx Listing Approval, respectively; (B) the reporting to the TSA for the Subscription Agreement and approval of the TSA for recordation of the Subscription Agreement , which has been satisfied by the TSA Approval Letter; and (C) the filings and approvals required under the TPEx Rules, Taipei Exchange Rules Governing Securities Trading on the TPEx, the Operating Rules of the Taiwan Depository & Clearing Corporation, the Taiwan Depository & Clearing Corporation Guidelines for Book-Entry Operations of Foreign Currency Denominated International Bonds and the Securities and Exchange Act of the ROC and as required by the CBC, the FSC, the TPEx and the TDCC from time to time; provided that the failure to comply with sub-clause (C) will not affect the validity of the Notes.

2.	The issuance, offer and sale of the Notes pursuant to the Transaction Documents by the Issuer will not violate any applicable laws and regulations in the ROC.

3.

The statements relating to the laws and regulations of the ROC under the captions “ROC Taxation”, “Description of the Notes – ROC Trading“ and “Selling— Sales Outside the United States— Republic of China” in the Prospectus Supplement, insofar as such statements constitute a summary of relevant ROC laws and regulations, are true and accurate in all material respects.

4.

No stamp tax, registration or similar taxes or charges are payable under the laws of the ROC in connection with the execution and delivery of the Transaction Documents, except for any stamp tax that may be imposed on the Subscription Agreement under the ROC Stamp Tax Act, if being executed in the ROC.

5.	The Issuer will not be deemed to be resident, domiciled or carrying on business in the ROC solely by reason of the execution, delivery, consummation or enforcement of the Transaction Documents.

6.

The choice of the laws of the State of New York as set forth in the Transaction Documents is a valid choice of law and will be recognized by the courts of the ROC; provided that the relevant provisions of the laws of the State of New York will not be applied to the extent such courts hold that (i) the application of such provisions would be contrary to the public order or good morals of the ROC or (ii) such provisions would have the effect of circumventing mandatory and/or prohibitive provisions of ROC law.

7.

Any final judgment obtained in a foreign court arising out of or in relation to the obligations of the Issuer under the Transaction Documents would be recognized by the courts of the ROC without review of the merits, provided that the court of the ROC in which the enforcement is sought is satisfied that:

(a)	the court rendering the judgment had jurisdiction over the subject matter according to the laws of the ROC;

(b)	the judgment and the court procedure resulting in the judgment were not contrary to the public order or good morals of the ROC;

(c)

if the judgment was rendered by default by the court rendering the judgment, process was duly served on the Issuer within a reasonable period of time within the jurisdiction of such court in accordance with the laws and regulations of such jurisdiction or process was served on the Issuer with judicial assistance of the ROC; and

(d)	judgments of the courts of the ROC would be recognized in the jurisdiction of the court rendering the judgment on a reciprocal basis.